Exhibit 99.1

FedEx Corp. Reports Fourth Quarter and

Full-Year Earnings

MEMPHIS, Tenn., June 25, 2019 ... FedEx Corp. (NYSE: FDX) today reported the following consolidated results for the fourth quarter ended May 31 (adjusted measures exclude the items listed below for the applicable year):

	Fiscal 2019		Fiscal 2018
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$17.8 billion	$17.8 billion	$17.3 billion	$17.3 billion
Operating income	$1.32 billion	$1.72 billion	$1.33 billion	$1.85 billion
Operating margin	7.4%	9.6%	7.7%	10.7%
Net (loss) income	($1.97 billion )	$1.32 billion	$1.13 billion	$1.60 billion
Diluted (loss) EPS	($7.56)	$5.01	$4.15	$5.91

This year’s and last year’s quarterly and full-year consolidated results have been adjusted for:

	Fiscal 2019		Fiscal 2018
Cost/(Benefit) per diluted share	Fourth Quarter	Full Year	Fourth Quarter	Full Year
Mark-to-market retirement plan accounting adjustment	$11.33	$11.22	($0.03)	($0.03)
TNT Express integration expenses	0.26	1.18	0.39	1.36
Business realignment costs	0.91	0.91	—	—
FedEx Ground legal matter	—	0.16	—	—
Net U.S. deferred tax liability remeasurement	—	0.02	—	(4.22)
FedEx Supply Chain goodwill and other asset impairments	—	—	1.40	1.39
FedEx Logistics legal matters	—	—	0.01	0.02

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“Fiscal 2019 was a year of both challenge and change for FedEx,” said Frederick W. Smith, FedEx Corp. chairman and CEO. “We are proud of our team members, who are responding with positive actions and innovative solutions that will make FedEx even stronger and more successful in the future. FedEx enters fiscal 2020 with a sharp focus on extending our lead as the premier global transportation and logistics company and on making the necessary investments today to capture the significant market opportunities we see for the future. These actions include enhancing FedEx Ground capabilities, speed and efficiency; improving FedEx Express hub automation; modernizing our FedEx Express air fleet; integrating TNT Express; and reducing unit costs and increasing productivity.”

Fourth quarter operating income was negatively affected by lower FedEx International Priority package and freight revenues at FedEx Express, higher costs at FedEx Ground and business realignment costs primarily associated with the U.S.-based voluntary employee buyout program. Partially offsetting these factors were the benefits from U.S. volume growth, increased revenue per shipment at FedEx Freight and FedEx Ground, lower variable incentive compensation expenses and a favorable net impact of fuel at all transportation segments.

The higher FedEx Ground costs were primarily related to increased purchased transportation rates and the January launch of year-round, six-day-per-week operations. Last year’s results for FedEx Express included an $85 million gain on the sale of a non-core business of TNT Express.

The pre-tax noncash mark-to-market (MTM) retirement plan accounting adjustment of a net $3.9 billion loss was due to a lower discount rate, changes in actuarial estimates and lower-than-expected asset returns. The discount rate decrease (42 basis points) contributed $1.8 billion to the net loss.

Full-Year Results

FedEx Corp. reported the following consolidated results for the full year (adjusted measures exclude the items listed above for the applicable year):

	Fiscal 2019		Fiscal 2018
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$69.7 billion	$69.7 billion	$65.5 billion	$65.5 billion
Operating income	$4.47 billion	$5.22 billion	$4.27 billion	$5.14 billion
Operating margin	6.4%	7.5%	6.5%	7.8%
Net income	$540 million	$4.13 billion	$4.57 billion	$4.17 billion
Diluted EPS	$2.03	$15.52	$16.79	$15.31

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Capital spending for fiscal 2019 was $5.5 billion.

During fiscal 2019, the company repurchased 6.6 million shares of FedEx common stock for approximately $1.5 billion.

Outlook

During fiscal 2020, operating income at FedEx Ground and FedEx Freight is expected to increase due to higher revenues. At FedEx Express, macroeconomic weakness and trade uncertainty, continued mix shift to lower-yielding services and a strategic decision to not renew a customer contract will negatively impact operating income.

FedEx is unable to forecast the fiscal 2020 year-end MTM retirement plan accounting adjustment. As a result, the company is unable to provide a fiscal 2020 earnings per share or effective tax rate (ETR) outlook on a GAAP basis.

For fiscal 2020, FedEx forecasts:

•

A low-single-digit percentage point increase in diluted earnings per share prior to the year-end MTM retirement plan accounting adjustment compared with fiscal 2019’s earnings of $13.25 per diluted share prior to the year-end MTM retirement plan accounting adjustment;

•

A mid-single-digit percentage point decline in diluted earnings per share prior to the year-end MTM retirement plan accounting adjustment and excluding estimated TNT Express integration expenses compared with fiscal 2019’s adjusted earnings of $15.52 per diluted share;

•	A higher ETR in the range of 23-25% prior to the year-end MTM retirement plan accounting adjustment; and

•	Capital spending of $5.9 billion.

Total TNT Express integration program expenses through fiscal 2021 are now estimated to be approximately $1.7 billion, of which $350 million is expected to be incurred in fiscal 2020.

These forecasts assume moderate U.S. economic growth, the company’s current fuel price expectations, no further weakening in international economic conditions from the company’s current forecast and no additional adverse developments in international trade policies and relations. FedEx’s ETR and earnings per share outlooks are based on the company’s current interpretations of the Tax Cuts and Jobs Act (TCJA) and related regulations and guidance, and are subject to change based on future guidance, as well as FedEx’s ability to defend its interpretations.

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“Our fiscal 2020 performance is being negatively affected by continued weakness in global trade and industrial production, especially at FedEx Express,” said Alan B. Graf, Jr., FedEx Corp. executive vice president and chief financial officer. “While we are adjusting our costs to mitigate revenue weakness and market shifts, we will continue to invest in areas that expand our capabilities, improve our long-term efficiencies and reduce our cost to serve.”

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenues of $70 billion, the company offers integrated business solutions through operating companies competing collectively and managed collaboratively, under the respected FedEx brand. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 450,000 team members to remain focused on safety, the highest ethical and professional standards and the needs of their customers and communities. To learn more about how FedEx connects people and possibilities around the world, please visit about.fedex.com.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs, Form 8-Ks and Statistical Books. These materials, as well as a webcast of the earnings release conference call to be held at 5:30 p.m. EDT on June 25, are available on the company’s website at investors.fedex.com. A replay of the conference call webcast will be posted on our website following the call.

The Investor Relations page of our website, investors.fedex.com, contains a significant amount of information about FedEx, including our Securities and Exchange Commission (SEC) filings and financial and other information for investors. The information that we post on our Investor Relations website could be deemed to be material information. We encourage investors, the media and others interested in the company to visit this website from time to time, as information is updated and new information is posted.

Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results

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expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate, a significant data breach or other disruption to our technology infrastructure, anti-trade measures and changes in international trade policies and relations, our ability to successfully integrate the businesses and operations of FedEx Express and TNT Express in the expected time frame and at the expected cost and to achieve the expected benefits from the combined businesses, our ability to successfully implement our business strategy and effectively respond to changes in market dynamics, the impact of the United Kingdom’s vote to leave the European Union and the terms of its withdrawal if it ultimately occurs, changes in fuel prices or currency exchange rates, our ability to match capacity to shifting volume levels, evolving or new U.S. domestic or international government regulation or regulatory actions, future guidance, regulations, interpretations or challenges to our tax positions relating to the TCJA and our ability to defend our interpretations of the TCJA, our ability to effectively operate, integrate, leverage and grow acquired businesses, legal challenges or changes related to owner-operators engaged by FedEx Ground and the drivers providing services on their behalf, disruptions or modifications in service by, or changes in the business or financial soundness of, the U.S. Postal Service, the impact of any international conflicts or terrorist activities, our ability to successfully mitigate unique operational and regulatory risks relating to developments in technology and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and FedEx Corp.’s filings with the SEC. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Media Contact: Jenny Robertson 901-434-4829

Investor Contact: Mickey Foster 901-818-7468

Home Page: fedex.com

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RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES

Fourth Quarter and Full-Year Fiscal 2019 and Fiscal 2018 Results

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or “reported”). We have supplemented the reporting of our financial information determined in accordance with GAAP with certain non-GAAP (or “adjusted”) financial measures, including our adjusted fourth quarter and adjusted full-year fiscal 2019 and 2018 consolidated operating income and margin, net (loss) income and diluted (loss) earnings per share, and adjusted fourth quarter and adjusted full-year fiscal 2019 and 2018 FedEx Express segment operating income and margin. These financial measures have been adjusted to exclude the impact of the following items (as applicable):

•	The fiscal 2019 and 2018 year-end MTM retirement plan accounting adjustments for our defined benefit pension and other postretirement plans;

•	TNT Express integration expenses incurred in fiscal 2019 and 2018;

•	Business realignment costs incurred in fiscal 2019;

•	Fiscal 2019 charges related to a legal matter involving FedEx Ground;

•	Net U.S. deferred tax liability remeasurement during fiscal 2018 and the fiscal 2019 revision to the remeasurement;

•	FedEx Supply Chain goodwill and other asset impairment charges incurred in fiscal 2018; and

•	Fiscal 2018 charges related to certain U.S. Customs and Border Protection matters involving FedEx Logistics.

The MTM retirement plan accounting adjustments, business realignment costs, litigation- and legal-related matters and goodwill and other asset impairment charges at FedEx Supply Chain are excluded from our fourth quarter and full-year fiscal 2019 and 2018 consolidated non-GAAP financial measures, as applicable, because they are unrelated to our core operating performance and to assist investors with assessing trends in our underlying businesses.

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We have incurred and expect to incur significant expenses through fiscal 2021, and may incur additional expenses thereafter, in connection with our integration of TNT Express. We have adjusted our fourth quarter and full-year fiscal 2019 and 2018 consolidated financial measures and the FedEx Express segment fourth quarter and full-year fiscal 2019 and 2018 financial measures to exclude TNT Express integration expenses because we generally would not incur such expenses as part of our continuing operations. The integration expenses are predominantly incremental costs directly associated with the integration of TNT Express, including professional and legal fees, salaries and wages, and travel and advertising expenses. Internal salaries and wages are included only to the extent the individuals are assigned full-time to integration activities. The integration expenses also include any restructuring charges at TNT Express.

The provisional benefit from the remeasurement of our net U.S. deferred tax liability as of the date of the enactment of the TCJA and the fiscal 2019 revision to the provisional benefit are excluded from our full-year fiscal 2019 and 2018 consolidated non-GAAP financial measures, as applicable, because the provisional benefit resulted from the non-recurring impact of a significant change in the U.S. federal statutory income tax rate due to the enactment of the TCJA on our overall deferred tax position, which accumulated over many reporting periods prior to enactment. The adjustments to our full-year fiscal 2019 and 2018 consolidated financial measures related to the TCJA include only this transitional impact.

We have not included the benefit attributable to the phase-in of the reduced tax rate applied to our fiscal 2019 and 2018 earnings in the adjustment because the impact of the reduced tax rate on current year earnings will be ongoing. Additionally, we have not included the benefit from our incremental pension contribution made in February 2018 and deductible against our prior year taxes at 35% in the adjustment because the contribution was made in connection with our ongoing pension management strategy. Finally, we have not included the provisional benefit related to the one-time transition tax on previously deferred foreign earnings in the adjustment because the amount of this provisional benefit at the end of fiscal 2018 was not material to our overall tax position.

We believe these adjusted financial measures facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of, or are unrelated to, the company’s and our business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating the company’s and each business segment’s ongoing performance.

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Our non-GAAP financial measures are intended to supplement and should be read together with, and are not an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of our financial statements should not place undue reliance on these non-GAAP financial measures. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP financial measures to the most directly comparable GAAP measures.

Fiscal 2020 Earnings Per Share and Effective Tax Rate Forecasts

Our fiscal 2020 earnings per share (EPS) forecast is a non-GAAP financial measure because it excludes the fiscal 2020 year-end MTM retirement plan accounting adjustment and estimated fiscal 2020 TNT Express integration expenses, and, for fiscal 2019, excludes the year-end MTM retirement plan accounting adjustment, TNT Express integration expenses, business realignment costs, costs related to a FedEx Ground legal matter and the revision to the provisional benefit from the remeasurement of our net U.S. deferred tax liability included in our fiscal 2018 earnings. Our fiscal 2020 effective tax rate (ETR) forecast is a non-GAAP financial measure because it excludes the impact of the fiscal 2020 year-end MTM retirement plan accounting adjustment.

We have provided these non-GAAP financial measures for the same reasons that were outlined above for historical non-GAAP measures. These items are excluded from our fiscal 2020 EPS and ETR forecasts, as applicable, for the same reasons described above for historical non-GAAP measures.

We are unable to predict the amount of the year-end MTM retirement plan accounting adjustment, as it is significantly impacted by changes in interest rates and the financial markets, so such adjustment is not included in our fiscal 2020 EPS and ETR forecasts. It is reasonably possible, however, that our fiscal 2020 year-end MTM retirement plan accounting adjustment could have a material impact on our fiscal 2020 consolidated financial results and ETR. Additionally, for comparison purposes, we have presented fiscal 2019 EPS prior to the year-end MTM retirement plan accounting adjustment in the “Outlook” section of this earnings release.

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Fourth Quarter Fiscal 2019

FedEx Corporation

Dollars in millions, except EPS			Income Taxes[2]	Net (Loss) Income[3]	Diluted (Loss) Earnings Per Share[4]
	Operating
	Income	Margin[1]
GAAP measure	$1,316	7.4%	($585)	($1,969)	($7.56)
MTM retirement plan accounting adjustment[5]	—	—	902	2,981	11.33
Business realignment costs[6]	316	1.8%	76	240	0.91
TNT Express integration expenses[7]	84	0.5%	16	68	0.26

Non-GAAP measure	$1,716	9.6%	$409	$1,320	$5.01

FedEx Express Segment

Dollars in millions	Operating
	Income	Margin
GAAP measure	$766	8.1%
TNT Express integration expenses	68	0.7%

Non-GAAP measure	$834	8.8%

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Full-Year Fiscal 2019

FedEx Corporation

Dollars in millions, except EPS	Operating		Income Taxes[2]	Net Income[3]	Diluted Earnings Per Share[8]
	Income	Margin[1]
GAAP measure	$4,466	6.4%	$115	$540	$2.03
MTM retirement plan accounting adjustment[5]	—	—	902	2,981	11.22
TNT Express integration expenses[7]	388	0.6%	74	314	1.18
Business realignment costs[6]	320	0.5%	77	243	0.91
FedEx Ground legal matter	46	0.1%	3	43	0.16
Net U.S. deferred tax liability remeasurement	—	—	(4)	4	0.02

Non-GAAP measure	$5,220	7.5%	$1,167	$4,125	$15.52

FedEx Express Segment

Dollars in millions	Operating
	Income	Margin
GAAP measure	$2,123	5.7%
TNT Express integration expenses	325	0.9%

Non-GAAP measure	$2,448	6.6%

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Fourth Quarter Fiscal 2018

FedEx Corporation

Dollars in millions, except EPS	Operating		Income Taxes[1,2]	Net Income[1,3]	Diluted Earnings Per Share[1]
	Income	Margin
GAAP measure	$1,328	7.7%	$231	$1,127	$4.15
FedEx Supply Chain goodwill and other asset impairments[9]	380	2.2%	1	379	1.40
TNT Express integration expenses[7]	136	0.8%	30	106	0.39
FedEx Logistics legal matters	1	—	(1)	2	0.01
MTM retirement plan accounting adjustment[5]	—	—	(1)	(9)	(0.03)

Non-GAAP measure	$1,845	10.7%	$261	$1,604	$5.91

FedEx Express Segment

Dollars in millions	Operating
	Income	Margin[1]
GAAP measure	$867	9.0%
TNT Express integration expenses	110	1.1%

Non-GAAP measure	$977	10.2%

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Full-Year Fiscal 2018

FedEx Corporation

Dollars in millions, except EPS	Operating		Income Taxes[1,2]	Net Income[1,3]	Diluted Earnings Per Share
	Income	Margin
GAAP measure	$4,272	6.5%	($219)	$4,572	$16.79
FedEx Supply Chain goodwill and other asset impairments[9]	380	0.6%	1	379	1.39
TNT Express integration expenses[7]	477	0.7%	105	372	1.36
FedEx Logistics legal matters	8	—	2	6	0.02
MTM retirement plan accounting adjustment[5]	—	—	(1)	(9)	(0.03)
Net U.S. deferred tax liability remeasurement	—	—	1,150	(1,150)	(4.22)

Non-GAAP measure	$5,137	7.8%	$1,039	$4,169	$15.31

FedEx Express Segment

Dollars in millions	Operating
	Income	Margin
GAAP measure	$2,105	5.8%
TNT Express integration expenses	380	1.1%

Non-GAAP measure	$2,485	6.9%

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Notes:

1 -	Does not sum to total due to rounding.
2 -	Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction and give consideration to the effects of the TCJA on the applicable rates.
3 -	Effect of “Total other (expense) income” on net income amount not shown.
4 -	Does not sum to total due to difference in weighted-average number of shares outstanding used to calculate EPS in accordance with GAAP.
5 -

The MTM retirement plan accounting adjustment reflects the year-end adjustment to the valuation of the company’s defined benefit pension and other postretirement plans. For the fourth quarter and full-year fiscal 2018 periods, the MTM retirement plan accounting adjustment includes the one-time $210 million charge recognized in the fourth quarter of fiscal 2018 related to the transfer of approximately $6 billion of FedEx Corporation’s tax-qualified U.S. domestic pension plan obligations to Metropolitan Life Insurance Company.

6 -	Business realignment costs are recognized at FedEx Corporate.
7 -	These expenses, including restructuring charges, were recognized at FedEx Corporate and FedEx Express.
8 -	Fiscal 2019 diluted earnings per share prior to the year-end MTM retirement plan accounting adjustment was $13.25.
9 -	Goodwill impairment charges are not deductible for income tax purposes.

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FEDEX CORP. FINANCIAL HIGHLIGHTS

Fourth Quarter Fiscal 2019

(In millions, except earnings per share)

(Unaudited)

	Three Months Ended May 31				Twelve Months Ended May 31
	2019 [1]	2018 [2]	%		2019 [1]	2018 [2]	%
Revenue:
FedEx Express segment	$9,500	$9,598	(1%	)	$37,331	$36,172	3%
FedEx Ground segment	5,320	4,797	11%		20,522	18,395	12%
FedEx Freight segment	1,955	1,862	5%		7,582	6,812	11%
FedEx Services segment	443	437	1%		1,691	1,650	2%
Other and eliminations	589	620	(5%	)	2,567	2,421	6%

Total Revenue	17,807	17,314	3%		69,693	65,450	6%
Operating Expenses:
Salaries and employee benefits[3]	6,187	6,118	1%		24,776	23,795	4%
Purchased transportation	4,088	3,881	5%		16,654	15,101	10%
Rentals	827	835	(1%	)	3,360	3,361	—
Depreciation and amortization	866	802	8%		3,353	3,095	8%
Fuel	944	939	1%		3,889	3,374	15%
Maintenance and repairs	690	654	6%		2,834	2,622	8%
Business realignment costs[4]	316	—	NM		320	—	NM
Goodwill and other asset impairment charges	—	380	NM		—	380	NM
Other	2,573	2,377	8%		10,041	9,450	6%

Total Operating Expenses[3]	16,491	15,986	3%		65,227	61,178	7%
Operating Income:
FedEx Express segment[3]	766	867	(12%	)	2,123	2,105	1%
FedEx Ground segment[3]	810	813	—		2,640	2,529	4%
FedEx Freight segment[3]	194	168	15%		615	490	26%
Corporate, eliminations and other[3]	(454)	(520)	(13%	)	(912)	(852)	7%

Total Operating Income[3]	1,316	1,328	(1%	)	4,466	4,272	5%
Other (Expense) Income:
Interest, net	(136)	(147)	(7%	)	(529)	(510)	4%
Other retirement plans (loss) income[3,5]	(3,725)	162	NM		(3,251)	598	NM
Other, net	(9)	15	NM		(31)	(7)	NM

Total Other (Expense) Income[3,5]	(3,870)	30	NM		(3,811)	81	NM

Pretax (Loss) Income	(2,554)	1,358	NM		655	4,353	NM
Provision for Income Taxes	(585)	231	NM		115	(219)	NM

Net (Loss) Income	($1,969)	$1,127	NM		$540	$4,572	NM

Diluted (Loss) Earnings Per Share	($7.56)	$4.15	NM		$2.03	$16.79	NM

Weighted Average Diluted Common and Common Equivalent Shares	260	271	(4%	)	265	272	(3%	)
Capital Expenditures	$1,733	$1,669	4%		$5,490	$5,663	(3%	)

1 -

Includes $84 million of integration expenses, including restructuring charges, for the fourth quarter (of which $68 million was within the FedEx Express segment) and $388 million for the full year of fiscal 2019 (of which $325 million was within the FedEx Express segment). Also includes $46 million in connection with the settlement of a legal matter involving FedEx Ground included in “Corporate, other and eliminations” and a tax expense of $4 million as a revision to the provisional benefit from the remeasurement of the company’s net U.S. deferred tax liability included in fiscal 2018 earnings for the full year of fiscal 2019.

2 -

Includes $136 million of integration expenses, including restructuring charges, for the fourth quarter (of which $110 million was within the FedEx Express segment) and $477 million for the full year of fiscal 2018 (of which $380 million was within the FedEx Express segment). Also includes $380 million of goodwill and other asset impairment charges related to FedEx Supply Chain for the fourth quarter and full year of fiscal 2018. Also includes a provisional benefit of $1.15 billion from the remeasurement of the company’s net U.S. deferred tax liability for lower tax rates for the full year of fiscal 2018.

3 -	Prior year amounts have been recast to conform to the current year presentation reflecting the pension accounting changes.
4 -	Predominantly costs associated with the U.S.-based voluntary employee buyout program.
5 -	Includes a ($3,882 million) MTM adjustment for the fourth quarter and full year of fiscal 2019 and a $10 million MTM adjustment for the fourth quarter and full year of fiscal 2018.

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

Fourth Quarter Fiscal 2019

(In millions)

(2019 unaudited)

	Year Ended May 31
	2019	2018
ASSETS
Current Assets
Cash and cash equivalents	$2,319	$3,265
Receivables, less allowances	9,116	8,481
Spare parts, supplies and fuel, less allowances	553	525
Prepaid expenses and other	1,098	1,070

Total current assets	13,086	13,341
Property and Equipment, at Cost	59,511	55,121
Less accumulated depreciation and amortization	29,082	26,967

Net property and equipment	30,429	28,154
Other Long-Term Assets
Goodwill	6,884	6,973
Other assets	4,004	3,862

Total other long-term assets	10,888	10,835

	$54,403	$52,330

LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current Liabilities
Current portion of long-term debt	$964	$1,342
Accrued salaries and employee benefits	1,741	2,177
Accounts payable	3,030	2,977
Accrued expenses	3,278	3,131

Total current liabilities	9,013	9,627
Long-Term Debt, Less Current Portion	16,617	15,243
Other Long-Term Liabilities
Deferred income taxes	2,821	2,867
Pension, postretirement healthcare and other benefit obligations	5,095	2,187
Self-insurance accruals	1,899	1,784
Deferred lease obligations	531	551
Deferred gains, principally related to aircraft transactions	99	121
Other liabilities	571	534

Total other long-term liabilities	11,016	8,044
Commitments and Contingencies
Common Stockholders’ Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	3,231	3,117
Retained earnings	24,648	24,823
Accumulated other comprehensive loss	(865)	(578)
Treasury stock, at cost	(9,289)	(7,978)

Total common stockholders’ investment	17,757	19,416

	$54,403	$52,330

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Fiscal 2019

(In millions)

(2019 unaudited)

	Year Ended
	May 31
	2019	2018
Operating Activities:
Net income	$540	$4,572
Noncash charges:
Depreciation and amortization	3,353	3,095
Retirement plans mark-to-market adjustment	3,882	(10)
Business realignment costs	101	—
Goodwill and other asset impairment charges	—	380
Other, net	236	182
Gain from sale of business	(8)	(85)
Changes in operating assets and liabilities, net	(2,491)	(3,460)

Cash provided by operating activities	5,613	4,674
Investing Activities:
Capital expenditures	(5,490)	(5,663)
Business acquisitions, net of cash acquired	(66)	(179)
Proceeds from sale of business	—	123
Proceeds from asset dispositions and other	83	42

Cash used in investing activities	(5,473)	(5,677)
Financing Activities:
Principal payments on debt	(1,436)	(38)
Proceeds from debt issuances	2,463	1,480
Proceeds from stock issuances	101	327
Dividends paid	(683)	(535)
Purchase of treasury stock	(1,480)	(1,017)
Other, net	(4)	10

Cash (used in) provided by financing activities	(1,039)	227
Effect of exchange rate changes on cash	(47)	72

Net decrease in cash and cash equivalents	(946)	(704)
Cash and cash equivalents at beginning of period	3,265	3,969

Cash and cash equivalents at end of period	$2,319	$3,265

FEDEX EXPRESS SEGMENT FINANCIAL HIGHLIGHTS

Fourth Quarter Fiscal 2019

(Dollars in millions)

(Unaudited)

	Three Months Ended				Twelve Months Ended
	May 31				May 31
	2019	2018	%		2019	2018	%
Revenues:
Package Revenue:
U.S. Overnight Box	$1,985	$1,900	4%		$7,663	$7,273	5%
U.S. Overnight Envelope	484	471	3%		1,829	1,788	2%

Total U.S. Overnight	2,469	2,371	4%		9,492	9,061	5%
U.S. Deferred	1,094	942	16%		4,225	3,738	13%

Total U.S. Package Revenue	3,563	3,313	8%		13,717	12,799	7%

International Priority	1,897	1,992	(5%	)	7,405	7,461	(1%	)
International Economy	905	877	3%		3,446	3,255	6%

Total International Export Package	2,802	2,869	(2%	)	10,851	10,716	1%
International Domestic[1]	1,128	1,213	(7%	)	4,540	4,637	(2%	)

Total Package Revenue	7,493	7,395	1%		29,108	28,152	3%
Freight Revenue:
U.S.	731	757	(3%	)	3,025	2,797	8%
International Priority	496	578	(14%	)	2,070	2,105	(2%	)
International Economy	555	562	(1%	)	2,123	1,916	11%
International Airfreight	70	92	(24%	)	314	368	(15%	)

Total Freight Revenue	1,852	1,989	(7%	)	7,532	7,186	5%
Other Revenue	155	214	(28%	)	691	834	(17%	)

Total FedEx Express Revenue	$9,500	$9,598	(1%	)	$37,331	$36,172	3%
Operating Expenses:
Salaries and employee benefits[2]	3,445	3,476	(1%	)	13,748	13,522	2%
Purchased transportation	1,258	1,336	(6%	)	5,186	5,109	2%
Rentals and landing fees	460	485	(5%	)	1,908	1,987	(4%	)
Depreciation and amortization	460	431	7%		1,801	1,679	7%
Fuel	795	801	(1%	)	3,310	2,889	15%
Maintenance and repairs	439	430	2%		1,888	1,753	8%
Intercompany charges[2]	521	545	(4%	)	2,092	2,092	—
Other	1,356	1,227	11%		5,275	5,036	5%

Total Operating Expenses[2]	8,734	8,731	—		35,208	34,067	3%

Operating Income[2]	$766	$867	(12%	)	$2,123	$2,105	1%

Operating Margin[2]	8.1%	9.0%	(0.9 pts	)	5.7%	5.8%	(0.1 pts	)

1 -	International Domestic relates to international intra-country operations.
2 -	Prior year amounts have been recast to conform to the current year presentation reflecting the pension accounting changes.

FEDEX EXPRESS SEGMENT OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2019

(Unaudited)

	Three Months Ended				Twelve Months Ended
	May 31				May 31
PACKAGE STATISTICS	2019	2018	%		2019	2018	%
Average Daily Package Volume (000s):
U.S. Overnight Box	1,296	1,257	3%		1,285	1,252	3%
U.S. Overnight Envelope	549	551	—		539	549	(2%	)

Total U.S. Overnight Package	1,845	1,808	2%		1,824	1,801	1%
U.S. Deferred	1,092	878	24%		1,077	928	16%

Total U.S. Domestic Package	2,937	2,686	9%		2,901	2,729	6%

International Priority	542	543	—		538	535	1%
International Economy	304	277	10%		293	268	9%
Total International Export Package	846	820	3%		831	803	3%
International Domestic[1]	2,413	2,401	—		2,471	2,454	1%

Total Average Daily Packages	6,196	5,907	5%		6,203	5,986	4%

Yield (Revenue Per Package):
U.S. Overnight Box	$23.57	$23.26	1%		$23.38	$22.80	3%
U.S. Overnight Envelope	13.59	13.15	3%		13.31	12.77	4%

U.S. Overnight Composite	20.60	20.17	2%		20.41	19.74	3%
U.S. Deferred	15.41	16.52	(7%	)	15.39	15.79	(3%	)

U.S. Domestic Composite	18.67	18.98	(2%	)	18.54	18.40	1%

International Priority	53.79	56.45	(5%	)	53.96	54.71	(1%	)
International Economy	45.83	48.72	(6%	)	46.16	47.63	(3%	)

Total International Export Composite	50.93	53.84	(5%	)	51.21	52.35	(2%	)
International Domestic[1]	7.19	7.77	(7%	)	7.20	7.41	(3%	)

Composite Package Yield	$18.61	$19.26	(3%	)	$18.40	$18.44	—

FREIGHT STATISTICS
Average Daily Freight Pounds (000s):
U.S.	8,202	8,512	(4%	)	8,577	8,362	3%
International Priority	5,029	5,471	(8%	)	5,250	5,345	(2%	)
International Economy	14,509	13,738	6%		14,347	12,603	14%
International Airfreight	1,488	1,811	(18%	)	1,644	1,938	(15%	)

Total Avg Daily Freight Pounds	29,228	29,532	(1%	)	29,818	28,248	6%

Revenue Per Freight Pound:
U.S.	$1.37	$1.37	—		$1.38	$1.31	5%
International Priority	1.52	1.62	(6%	)	1.55	1.55	—
International Economy	0.59	0.63	(6%	)	0.58	0.60	(3%	)
International Airfreight	0.72	0.78	(8%	)	0.75	0.75	—

Composite Freight Yield	$0.98	$1.04	(6%	)	$0.99	$1.00	(1%	)

Operating Weekdays	65	65	—		255	255	—

1 -	International Domestic revenues represent international intra-country operations.

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2019

(Dollars in millions)

(Unaudited)

	Three Months Ended				Twelve Months Ended
	May 31				May 31
	2019	2018	%		2019	2018	%
FINANCIAL HIGHLIGHTS
Revenue	$5,320	$4,797	11%		$20,522	$18,395	12%
Operating Expenses:
Salaries and employee benefits[1]	843	757	11%		3,413	3,003	14%
Purchased transportation	2,304	1,992	16%		9,174	7,936	16%
Rentals	196	188	4%		791	754	5%
Depreciation and amortization	190	177	7%		728	681	7%
Fuel	3	2	50%		14	12	17%
Maintenance and repairs	89	82	9%		336	309	9%
Intercompany charges[1]	382	372	3%		1,544	1,471	5%
Other	503	414	21%		1,882	1,700	11%

Total Operating Expenses[1]	4,510	3,984	13%		17,882	15,866	13%

Operating Income[1]	$810	$813	—		$2,640	$2,529	4%

Operating Margin[1]	15.2%	16.9%	(1.7 pts	)	12.9%	13.7%	(0.8 pts	)

OPERATING STATISTICS
Operating Weekdays	65	65	—		255	255	—
Average Daily Package Volume (000s)	8,836	8,125	9%		8,952	8,336	7%
Yield (Revenue Per Package)	$9.25	$9.05	2%		$8.97	$8.63	4%

1 -	Prior year amounts have been recast to conform to the current year presentation reflecting the pension accounting changes.

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2019

(Dollars in millions)

(Unaudited)

	Three Months Ended May 31				Twelve Months Ended May 31
	2019	2018	%		2019	2018	%
FINANCIAL HIGHLIGHTS
Revenue	$1,955	$1,862	5%		$7,582	$6,812	11%
Operating Expenses:
Salaries and employee benefits[1]	927	878	6%		3,639	3,307	10%
Purchased transportation	210	237	(11%	)	932	847	10%
Rentals	43	39	10%		172	153	12%
Depreciation and amortization	90	80	13%		332	296	12%
Fuel	145	135	7%		563	471	20%
Maintenance and repairs	67	60	12%		245	227	8%
Intercompany charges[1]	132	133	(1%	)	535	514	4%
Other	147	132	11%		549	507	8%

Total Operating Expenses[1]	1,761	1,694	4%		6,967	6,322	10%

Operating Income[1]	$194	$168	15%		$615	$490	26%

Operating Margin[1]	9.9%	9.0%	0.9 pts		8.1%	7.2%	0.9 pts
OPERATING STATISTICS
Operating Weekdays	65	65	—		253	254	—
Average Daily Shipments (000s)
Priority	77.4	77.5	—		78.4	74.5	5%
Economy	34.3	33.1	4%		34.3	31.9	8%

Total Average Daily Shipments	111.7	110.6	1%		112.7	106.4	6%
Weight Per Shipment (lbs)
Priority	1,198	1,237	(3%	)	1,207	1,213	—
Economy	1,104	1,107	—		1,064	1,134	(6%	)

Composite Weight Per Shipment	1,169	1,198	(2%	)	1,164	1,190	(2%	)
Revenue/Shipment
Priority	$254.39	$246.33	3%		$250.95	$236.78	6%
Economy	302.46	289.24	5%		300.02	286.85	5%

Composite Revenue/Shipment	$269.17	$259.16	4%		$265.98	$251.93	6%
Revenue/CWT
Priority	$21.23	$19.92	7%		$20.78	$19.52	6%
Economy	27.41	26.13	5%		28.19	25.29	11%

Composite Revenue/CWT	$23.02	$21.63	6%		$22.85	$21.18	8%

1 -	Prior year amounts have been recast to conform to the current year presentation reflecting the pension accounting changes.